November 19, 1996



            Sportmart, Inc.
            1400 South Wolf Road
            Corporate Square
            Suite 200
            Wheeling, Illinois  60090

            Ladies and Gentlemen:

      We have acted as counsel for Sportmart, Inc., a Delaware corporation (the"Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration for sale under the Securities Act of 1933, as amended, of 400,000 shares of the Company's Class A Non-Voting Common Stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the Sportmart, Inc. 1996 Restricted Stock Plan, as amended and restated (the "Plan").

     In connection with this opinion, we have examined and relied upon originals or copies of, certified or otherwise identified to our satisfaction, the following:

          1.   The Registration Statement;

          2.   The  Restated  Certificate  of  Incorporation  of  the
               Company;

          3.   The By-Laws of the Company;

          4. Resolutions duly adopted by the Board of Directors of the Company relating to the adoption of the Plan;

          5.   The Plan;

          6. Certificates of public officials, certificates of officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and

          7.   Such  other  instruments,   documents,  statements  and
               records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

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     In  connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents  of  all documents submitted to us as certified, conformed or
reproduced  copies.    We have further assumed that all natural persons
involved in the transactions contemplated by the Registration Statement


(the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

     Based upon the foregoing, we are of the opinion that the 400,000 shares of Common Stock issuable under the Plan, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable securities of the Company.

     Our opinion expressed above is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws. This opinion is solely for the information of the addressee hereof and is not to be quoted in full or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                   Very truly yours,




                                   KATTEN MUCHIN & ZAVIS